Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Rothstein, Kass & Company, P.C., independent registered public accountants, hereby consents to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-137596, No. 333-133370, No. 333-128735, No. 333-118026, No. 333-113359, No. 333-111273, No. 333-110006 and No. 333-106602) and in the Registration Statements on Form S-8 (No. 333-138309, No. 333-116707, No. 333-112810, No. 333-106563, No. 333-97139, No. 333-58274, No. 333-39390, No. 333-30920, No. 333-92951, No. 333-49069, No. 333-30617, No. 333-15935, No. 033-61191, No. 033-75136, No. 033-45432, No. 033-27885, No. 033-12633, No. 002-95446, No. 002-81123 and No. 002-77846) of our report of Independent Registered Public Accounting Firm dated September 26, 2006, for the Antara Product Line of Reliant Pharmaceuticals, Inc, as filed with this Form 8-K/A being filed by Oscient Pharmaceuticals Corporation.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

October 30, 2006